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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-66341 and No. 333-13303) and in the Registration Statements on Form S-8 (File No. 333-78463, No. 333-86369, No 333-66167, No.
333-60475, No. 333-58825, No. 333-42721, No. 333-37653, No. 33-65402, and
No. 33-56681) of Sterling Software, Inc. and in the related Prospectuses of our report dated October 29, 1999, with respect to the consolidated financial statements and schedule of Sterling Software, Inc. included in this Annual Report on Form 10-K for the year ended September 30, 1999.

                                          /s/ Ernst & Young LLP

Dallas, Texas
November 8, 1999